UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

AMENDMENT NO. 1
TO
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES UNDER SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

CORE RESOURCE MANAGEMENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	46-2029981
(State or other jurisdiction of Incorporation or formation)	(IRS employer identification number)

1382
(Primary Standard Industrial Classification Code Number)

12720 Hillcrest Road
Suite 750
Dallas, TX. 75230
(214) 365 3099

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

Securities to be registered under Section 12(b) of the Act: None

Title of each class to be registered	Name of Exchange on which to be so registered each class to be registered

Securities to be registered under Section 12(g) of the Exchange Act:

11,017,618 shares, Common Stock $.0001 par value
(Title of class)

Indicate by check mark whether the registrant is a large Accelerated filer, an Accelerated filer, or a non-Accelerated filer or a Small reporting company.

Large Accelerated filer ☐	Accelerated filer ☐	Non-Accelerated filer ☐	Small reporting company ☒

SUMMARY

Our Company

Core Resource Management, Inc. (the “Company”) was formed in order to maximize cash flow and shareholder value by acquiring current oil and gas production via suitable Working and/or Royalty Interests in North American oil and gas production and fund those acquisitions via a combination of common equity and senior notes. The Company may also, from time to time, acquire positions in publicly traded oil and gas companies when management believes it can trade those positions for current production. The Company has fewer than five employees and, as a non-operator of its acquired interests, intends to maintain minimal overhead for the foreseeable future. Management believes that by acquiring producing properties and partnering with professional operators, it can keep the Company’s headcount to ten or fewer employees. Management is confident in its ability to identify and fund acquisition prospects in its home State of Texas.

The Company currently trades on the OTC Markets system under the symbol CRMI, but management’s goal is to move the company’s shares to the NYSE-AMEX within 48 months or upon the successful completion of a Registered Follow-On offering, whichever occurs first.

Core is led by a management team and Board with extensive experience in managing and financing public companies and an Advisory Board whose members are experts in public and private oil and gas acquisition, management and financing.  The Company, through its directors, advisory board members, officers and other relationships, has access from time to time to  independent oil and gas producers who, for a variety of different reasons, are seeking to divest them some or all of their producing property assets. The Company has fewer than five employees and intends to maintain minimal overhead for the foreseeable future. Management believes that by acquiring producing properties and partnering with professional operators, it can keep the Company’s headcount to ten or fewer employees.

Our Business Strategy

The investment thesis underpinning the Company involves management’s belief that (1) the long-term trends for global oil and gas demand are bullish as the economies of Asia, South America and the Middle East continue to develop, (2) the United States has the potential of becoming the world’s largest oil and gas producer by 2020, overtaking both Saudi Arabia and Russia, (3) the United States and the Eurozone are experiencing much higher inflation than government indices suggests and that the pace of that inflation will likely increase significantly, and (4) the United States is between 3 and 5 years away from experiencing many of the maladies currently affecting the Eurozone. The Company’s management believes that assembling a portfolio of proven and producing oil and gas Working Interests and Royalty Interests is an attractive investment opportunity, and a cash flow portfolio tied to producing oil and gas reserves is an attractive alternative to fixed income or commodities futures. With this in mind, management has chosen to focus initially on maximizing its cash flow through the acquisition of suitable Royalty Interests in domestic oil and gas production. The Company may, from time to time, employ modest tactical leverage, but will always seek to deleverage whenever the equity markets are attractive.

Recent Activity

We initiated our acquisition program in the second quarter of 2013, completing the purchase of:

1.	Overriding Royalty Interests from Mai Oil Operations, Inc. for $525,000. The Royalty Interests involve ten producing oil and gas wells in Central Kansas and closed on April 25, 2013.

2.	Working Interests from Nacona Production Company for $230,000. The Working Interests involve six producing oil and gas wells, two salt-water disposal wells and various associated equipment on 260 surface acres in Montague County, Texas and closed on April 29, 2013.

3.	Working Interest from Razorback Oil Interests, LLC. for $175,000. The Working Interest is in a recently drilled, producing gas well in Kingfisher County, Oklahoma and closed on May 9, 2013.

4.	A 9% Promissory Note with a face amount of $175,000 issued by Nitro Petroleum, Inc., and convertible into Nitro Petroleum Common Stock at $.55 per share and closed on May 9, 2013. Interest on the Promissory Note is payable semiannually and the principal and any accrued, unpaid interest is due and payable on June 30, 2016. We liked several of Nitro’s production prospects and wanted a way to participate without taking direct drilling risks. We structured the coupon with a positive carry based on Core’s cost of funds.

5.	Open market purchase of 83,700 shares Nitro Petroleum, Inc. common stock.

On June 14, 2013, the Board of Directors elected Dennis Miller to the Board of Directors as another Independent Director.

Risk Factors

In operating our business, we will face significant challenges. Our revenues, profitability and future growth depend significantly on (1) continued access to the capital markets for acquisition capital, (2) our ability to identify and acquire suitable producing properties, and (3) natural gas and crude oil prices. Prices received affect the amount of future cash flow available for capital expenditures and repayment of indebtedness and our ability to raise additional capital. Lower prices may also affect the amount of natural gas and oil that can be economically extracted from the fields in which we have interests. In addition, among the risks and uncertainties that face our business are the following:

•	We have no history of operations or revenues
•	The oil and gas industry is highly competitive in all aspects.
•	We anticipate that we will incur operating losses and negative cash flows until a sufficient number of acquisitions can be completed.
•	Our ability to become profitable is highly dependent on the continued availability of financing.
•	We anticipate undergoing a period of significant growth and our failure to manage that growth could have an adverse impact on our business.
•	Market prices for oil and gas are highly volatile and a prolonged bear market for the commodity could impact our ability to service the debt component of our capital structure.
•	We are subject to “Shell” regulations for reverse merger companies.
•	Our common stock is subject to the Penny Stock Regulations
•	We are dependent on our Directors, officers and advisors for identifying suitable acquisition prospects and continued access to the capital markets.
•	We are subject to a number of Local, State and Federal Regulations, and failure to observe such regulations could have an adverse impact on the Company.
•	The majority of our common stock is held by pre-merger shareholders and insiders.
•	Conflicts of interest between the Company and its officers and directors may impede the operational ability of the Company.
•	The Company intends to issue more shares in possible mergers and acquisitions, which will result in substantial dilution.

Any of the above risks, as well as others discussed in more detail elsewhere in this registration statement, could have a material adverse effect on our business, financial condition, prospects, and results of operations.

Our Corporate Information

We are incorporated in Nevada. Our principal executive offices are located at 12720 Hillcrest Road, Suite 750 Dallas, Texas and our primary telephone number is (214) 365 3099. We maintain an additional office at 3131 E. Camelback Road, Suite 215 Phoenix, Arizona. Our website address is www.coreresource.net. The information on, or that may be accessed through our website, is not incorporated by reference into this registration statement and should not be considered a part hereof.

Selected Corporate History

The Company was incorporated in Nevada as Apex Sports.com, Inc. on February 17, 1999, as a Development Stage Company. The Company was renamed Quad X Sports.com, Inc. in March 1999, renamed again as Bethel Holdings in August 2001, and then renamed Direct Pet Health Holdings, Inc. in June 2006, and Mr. Michael Scaccia elected as CEO and Director.  Mr. Scaccia's strategy was to seek combinations in online pet health products. Operations never commenced and Mr. Scaccia filed a Form 15-12(g) with the SEC on October 28, 2008, voluntarily de-registering the Company’s shares.  Mr. Scaccia also failed to pay applicable fees to the State of Nevada, thus allowing the Company to lose it status of "good standing" with the State of Nevada.

On May 5, 2011, Ranga Blu LLC. petitioned the Clark County District Court in Nevada (Case # A-11-640651-B) seeking to be appointed Custodian for the Company, claiming that management had abandoned the corporation by not paying certain State fees. Ranga Blu was subsequently so appointed but failed to forward the funds required by the Court Order to remedy the delinquent State fees and in October 2011 Pegasus Funds LLC , a closely-held investment partnership located in Dallas, Texas (“Pegasus”), reached agreement with Michael Scaccia, the CEO of record for the Company, and forwarded the delinquent fees to the State of Nevada, sufficient to renew the Company’s good standing. Concurrently, Mr. W. Brown Glenn Jr., a Managing Director of Pegasus  was elected to the Board by an affirmative vote of the shareholders and immediately thereafter appointed as CEO by the Board of Directors. As compensation for bringing the Company into good standing with the State of Nevada, the Board of Directors issued two (2) shares of the Company's Preferred Stock to Pegasus. Simultaneously, Pegasus negotiated a settlement of a pending lawsuit between Ranga Blu LLC and the Company, whereby the Company would issue to Ranga Blu, 900,000 shares of Common Stock (4,500 shares post reverse split) and pay it $40,000 in cash.  On November 8, 2011, the Board of Directors of the Company approved the terms of the settlement with Ranga Blu (the “Ranga Blu Settlement”) and agreed to issue 1,278,542 shares (6,393 shares post reverse split) of Common Stock to Pegasus Funds for funding the cash portion of the Ranga Blu Settlement. On November 22, 2011, the Ranga Blu lawsuit was dismissed with prejudice by the District Court of Clark County, Nevada.

On May 1, 2012, Pegasus negotiated an agreement with Messrs. James Clark and Jim Scott, the owners of Clark Scott LLC, an Arizona limited liability company (the “Clark Scott Agreement”), whereby Pegasus would deliver a suitable public company to Clark Scott LLC in order to effect a reverse merger exchange with Clark Scott LLC.  Clark Scott LLC. had been established to seek opportunities in the commodity asset class by seeking a reverse merger partner which enable it to eventually access the public capital markets.  Prior to the commencement of operations, post merger, Clark Scott had no operations. On August 16, 2012, the Company’s Board of Directors approved the terms of the Clark Scott Agreement, and on September 14, 2012, the Company’s shareholders approved the terms of an Exchange Agreement between the Company and Clark Scott LLC relating to the proposed reverse merger exchange (the “Exchange Agreement”).  On September 20, 2012, (September 30, 2012, for accounting purposes), the Exchange Agreement was executed by all parties and James Clark and Dennis Orsi joined the Company’s Board of Directors. The key provisions of the Exchange involved  (i) James Clark and Dennis Orsi joining the Board of Directors, bringing the total Board to three members, (ii) a 200 to 1 reverse split of the Company’s outstanding Common Stock being undertaken, (iii) the outstanding Preferred Shares of the Company being surrendered, (iv) the Company’s name being changed to “Core Resource Management. Inc.,” (v) a new symbol for the Company's Common Stock being applied for, and (vi) 10,000,000 post reverse split shares of newly issued restricted Common Stock being issued in a tax-free exchange.

On November 27, 2013, the Board of Directors elected John Dinan and Ed Butowsky to the Board of Directors and approved an amendment to the Articles of Incorporation to reflect a change in par value from $.001 to $.0001, which amendment was approved by a vote of the Company’s shareholders on November 28, 2012.

The Board of Directors has authorized and approved the filing of this Registration Statement to re-register the Company's Common Stock under the Securities Exchange Act of 1934, as amended (the "1934 Act"). It is the Company’s intention to resume filing all periodic reports required under the 1934 Act As described above, our shares currently trade on the Pink OTC Markets. The Company intends to seek listing on the NYSE-AMEX at the earlier of; the completion of offering of shares of its Common Stock pursuant to an effective registration statement in accordance with the Securities Act of 1933, As amended,  or 48 months from the filing of this registration statement. Our Board of Directors is taking these actions as part of our ongoing efforts to access the public capital markets and provide our current and future shareholders with maximum liquidity.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this Registration Statement or in the documents incorporated by reference herein that are not descriptions of historical facts are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Reference is made in particular to the descriptions of our plans to, and objectives for, future acquisitions and operations underlying such plans and objectives and other forward looking terminology such as “may”, “expects”, “believes”, “anticipates”, “intends”, “projects” or similar terms, variations of such terms or the negative of such terms. Forward –looking statements are based on management’s current expectations. Actual results could differ materially from those currently anticipated due to a number of factors, including those set forth under “Risk Factors” including, in particular, risks related to:

•	Competition
•	Acquisitions
•	Management
•	Financing of Acquisitions
•	Commodity Pricing Risk
•	Government Regulation

We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any changes in our expectations or any changes in events, conditions or circumstances on which any such statement is based.

Registration Statement

We are voluntarily filing this Registration Statement in order to make information concerning the Company more readily available to the public. We believe that being a reporting company under the 1934 Act is the first step in the process of having our shares ultimately listed on the NYSE-AMEX, although we can give no assurances that our listing application will be approved. Also, being a reporting company will make information concerning the Company readily accessible to stockholders, prospective stockholders and the public trading market. This Registration Statement will automatically become effective upon filing with the United States Securities Exchange Commission unless voluntarily withdrawn by the Company prior to that time. Upon the effectiveness of this Registration Statement, we will be obligated to file with the SEC certain interim and periodic reports including an annual report containing audited financial statements. We will also be obligated to report significant current events and changes in stock ownership of our officers, directors and affiliates.

ITEM 1.	BUSINESS

The Company’s business plan is to maximize cash flow and shareholder value by acquiring current oil and gas production via suitable Working Interests and Royalty Interests in North American oil and gas production and fund those acquisitions via a combination of common equity and senior notes. The Company may also, from time to time, acquire positions in publicly traded oil and gas companies when management believes it can trade those positions for current production. The Company has fewer than five employees and, as a non-operator of its acquired interests, intends to maintain minimal overhead for the foreseeable future. The Company’s management believes that by acquiring producing properties and partnering with professional operators, it can keep the Company’s headcount to ten or fewer employees. Management believes it can identify and fund acquisition prospects throughout its home state of Texas and the  oil and gas producing areas of the Southwestern United States.

The Company’s management believes that assembling a portfolio of proven and producing mineral and royalty interests is an attractive investment opportunity and a cash flow portfolio, tied to producing oil and gas reserves is an attractive alternative to fixed income or commodities futures. With this in mind, Management has chosen to focus initially, on maximizing its cash flow through the acquisition of suitable Mineral and Royalty Interests in domestic oil and gas. The Company may, from time to time, employ modest tactical leverage, but will always seek to deleverage whenever the equity markets are attractive.

Core is led by a management team and Board with experience in managing and financing public companies and an Advisory Board whose members are experienced in public and private oil and gas acquisition, management and financing.  The Company is familiar with several of Texas’s independent oil and gas producers. Many of these producers have track records spanning multiple generations, and, from time to time, seek to deleverage in order to expand into new fields and new drilling opportunities. The Company has fewer than five employees and intends to maintain minimal overhead. Management believes that by acquiring producing properties and partnering with professional operators, it can keep the Company’s headcount to ten or fewer employees.

Recent Operations

We initiated our acquisition program in the second quarter of 2013, with the following transactions:

Company	Transaction	Status
Mai Operating	Overriding Royalty Interests in 10 producing wells in central Kansas	Closed
Razorback Oil Interests	7.88% Working Interest (providing a 6.07% Net Revenue Interest) in one well in Kingfisher County, OK	Closed
Nitro Petroleum	Convertible Note paying 9% semi-annually and convertible at $.55 per common share and due 6-30-16	Closed
Nacona Production Company	18.5% Working Interest (providing a 13.870% Net Revenue Interest) in six producing wells, two salt-water disposal wells, and various associated equipment in Montague County, Texas.	Closed
Nitro Petroleum, Inc. (NTRO)	Open market purchase 83,700 shares @ avg. $.513 per share	Closed

ITEM 1A	RISK FACTORS RISKS RELATED TO BUSINESS

We are a development stage company and have no revenues from operations to use for operating expenses or acquisitions. In operating our business, we will face significant challenges. Our revenues, profitability and future growth depend significantly on; (1) continued access to the capital markets for acquisition capital (2) our ability to identify and acquire suitable producing properties, and (3) natural gas and crude oil prices. Prices received affect the amount of future cash flow available for capital expenditures and repayment of indebtedness and our ability to raise additional capital. Lower prices may also affect the amount of natural gas and oil that can be economically extracted from the fields in which we have interests.

We anticipate only a modest increase in our overhead expenses regardless of the timing and pace of acquisitions. However, prior to operating break even, overhead expenses will have an adverse effect on our shareholder’s equity and working capital, which is currently being funded by capital. The longer it takes to achieve break even, the greater the adverse impact on shareholder equity and working capital.

No History of Operations or Revenues

Although organized in 1999, the Company has had no operating history nor any revenues or earnings from operations. Prior to commencement of acquisitions in the second quarter of this year, the Company’s assets consisted mainly of invested capital in the form of cash. As of March 31, 2013 the Company had not generated revenues from operations since inception. The Company has sustained losses to date and will continue to incur expenses without corresponding revenues, at least until it begins to receive revenues associated with the oil and gas production interests it has begun acquiring.

The oil and gas industry is highly competitive.

The Company competes with major oil companies, numerous independents oil and gas producers, individual proprietors and investment companies of all types. Many of these competitors possess financial and personal resources substantially in excess of those which are available to the Company and the Company’s competitors may, therefore, be able to pay greater amounts for desirable oil and gas reserves than the Company’s own resources permit. The Company’s ability to generate revenue will depend on its ability to identify and acquire producing and proven oil and gas reserves.

We anticipate that we will incur operating losses and negative cash flows until acquisitions sufficient to achieve operating break even, can be funded and completed.

The nature of our operations is highly speculative and the success of our plan of operation will depend to a great extent on management’s ability to identify, acquire and finance suitable producing oil and gas reserves. We cannot assure you that we will be successful in acquiring these reserves and the associated revenues.

Our ability to become profitable is highly dependent on the continued availability of financing.

We will require substantial capital resources to fund the acquisitions of producing reserves. Our ability to obtain adequate capital for our business model will depend on a variety of factors, including; (i) our ability to identify suitable acquisitions and the quality of those acquisitions, (ii) our ability to convey our value proposition to investors, (iii) our expertise in managing the acquired assets, and (iv) our ability in managing the compliance and public reporting in an accurate and timely manner.

We anticipate undergoing a period of significant growth and a loss of one of our key executives and/or our failure to manage that growth could harm our business.

We depend heavily on the services of Brown Glenn, Jr., our CEO and acting CFO, and James Clark, our President, to manage our business and raise the capital required to implement our strategy. The loss of either of these individuals would have a serious adverse effect on our prospects.  Our anticipated growth will provide challenges to our organization and may challenge management, especially since our business plan involves an aggressive acquisition strategy, involving simultaneous activity on multiple production projects in multiple locations.

Market prices for oil and gas are highly volatile and a prolonged bear market for the commodity could impact our ability to service the debt component of our capital structure.

We intend to utilize various types of leverage in order to complete acquisitions. Our ability to service the debt associated with that leverage is highly dependent on the cash flow associated with our acquired oil and gas production.  A sustained bear market for oil and gas prices would adversely impact our ability to service the debt component of the acquisition financing. Although we intend to use, what we believe is suitable leverage given foreseeable market conditions, there is no way to guarantee future commodity prices and a sustained bear market could have a materially adverse impact on our business.

We are subject to a number of Local, State and Federal Regulations. Failure to observe such regulations could result in adverse consequences.

Although we do not anticipate becoming an operator/driller ourselves, the operations with respect to the oil and gas leases and wells in which we will hold interests are subject to federal, state and local laws and regulations relating to protection of natural resources and the environment, health and safety, waste management and transportation of waste and other materials. Liability under these laws and regulations could result in suspension of drilling activities, fines and penalties, expenditures for remediation, and liability for property damage and personal injuries. Sanctions for noncompliance with applicable environmental laws and regulations also may include assessment of administrative, civil and criminal penalties, revocation of permits and issuance of corrective action orders.

Laws protecting the environment generally have become more stringent over time and are expected to continue to do so, which could lead to material increases in costs for future environmental compliance and remediation. The modification or interpretation of existing laws or regulations, or the adoption of new laws or regulation could severely limit or curtail exploratory or developmental drilling for oil and gas.

Some environmental laws and regulations may impose strict liability, which means that in some situations, Core could be exposed to liability as a result of the operator’s conduct that was lawful at the time it occurred or the conduct of, or conditions caused by, prior operators or other third parties. Clean up costs and other damages arising as a result of environmental laws and costs associated with changes in environmental laws and regulations could be substantial and could have a material adverse effect on our financial condition.

RISKS RELATED TO OUR COMMON STOCK

We are subject to “Shell Rules” for reverse merger companies.

The NASDAQ Stock Market, New York Stock Exchange and NYSE Amex have adopted additional initial listing requirements for a company that goes public through a reverse merger or similar transaction (a “Reverse Merger Company”) to become exchange listed. Specifically, the new requirements would prohibit a Reverse Merger Company from listing its shares on all three major U.S. stock exchanges until the Reverse Merger Company:

 (i) has completed a one-year pre-listing “seasoning period” by trading in the U.S. over-the-counter market or on another regulated U.S. or foreign exchange following the reverse merger, and

(ii) has timely filed all required reports with the SEC (essentially requiring at least one fiscal year of the company’s periodic reports, including a Form 10-K with audited historical financial statements and, the company has maintained the requisite minimum share price ($3 for the NYSE AMEX) in the over-the-counter market for a sustained period immediately prior to submitting its listing application and the exchange’s decision to approve the application for listing.

The additional listing requirements would not apply to a Reverse Merger Company’s listing application if:

(i)	the listing is in connection with a firm commitment underwritten public offering, or

(ii)	the reverse merger occurred five or more years before applying to list so that at least four annual reports on Form 10-K with audited historical financial information have been filed by the company with the SEC following the one-year trading period. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our Company in the future.

Our common stock is subject to the Penny Stock Regulations

Our common stock currently trades on OTC Markets Pink Sheets and once this registration statement is filed and determined effective, our common stock will likely move up to the OTC Markets QB, as a reporting company. We will, however, be subject to the SEC's “penny stock” rules to the extent that the price remains less than $5.00. Those rules, which require delivery of a schedule explaining the penny stock market and the associated risks before any sale, may further limit your ability to sell your shares.

The SEC has adopted regulations, which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share and is subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

Conflicts of interest between the Company and its officer and director may impede the operational ability of the Company.

Mr. Glenn, our CEO and acting CFO, is engaged in outside business activities, which may result in a conflict of interest in allocating his time between our operations and his other business activities. Mr. Glenn is also a Managing Director of Pegasus Funds, LLC., a closely-held Dallas-based investment partnership. founded by Robert Shuey iii and Brown Glenn.   As a result, Mr. Glenn may, from time to time, dedicate a portion of his time to matters involving Pegasus.

Pegasus negotiated and engineered the terms of the Merger/Exchange Agreement with Clark Scott, LLC. Pegasus was compensated for arranging the Merger and is scheduled to receive monthly compensation for a period of two (2) years beginning in the first quarter of 2013. Pegasus has agreed to provide certain services to the Company, if requested.  See "Certain Relationships and Related Party Transactions”. As a result, conflicts of interest may arise that can be resolved only through Mr. Glenn’s exercise of such judgment.

The Company intends to issue more shares in a merger or acquisition, which will result in substantial dilution.

Our Certificate of Incorporation authorizes the issuance of a maximum of 100,000,000 shares of common stock and a maximum of 10,000,000 shares of preferred stock. Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially adversely affected.

Risks Relating To The Financial Markets

We are highly dependent on access to capital to fund acquisitions.

We will rely on access to the credit and capital markets to finance our acquisitions. Access to these markets may be adversely affected by factors beyond our control, including volatility in securities trading markets, turmoil in the financial services industry and general economic conditions.

Market disruptions such as those experienced in the United States in 2007 and 2008 may adversely affect our ability to access sources of liquidity upon which we will rely to finance acquisitions and satisfy obligations as they become due. These disruptions may include unprecedented volatility in the markets where our securities propose to trade following completion of this registration statement, including substantial uncertainty surrounding lending institutions with which we may do business. In addition, if we are unable to access capital at competitive rates, our collective ability to finance our acquisitions and implement our business strategy could be adversely affected.

Risks Relating to This Registration Statement

Our existing shareholders and insiders have substantial control over us and could limit and influence the outcome of key transactions, including changes of control.

Our current shareholders, if acting together, would be able to control or influence significantly all matters requiring approval by our shareholders, including the election of our directors and the approval of mergers or other significant corporate transactions. The concentration of ownership of our common stock may have the effect of delaying, preventing or deterring a change of control of our Company, could deprive our shareholders of an opportunity to receive a premium for their common stock as part of a sale of our company and may affect the market price of our common stock. This significant concentration of stock ownership may adversely affect the trading price of our common stock due to investor perception that conflicts of interest may exist or arise.

Our common stock has not been widely traded and the price of our common stock may fluctuate substantially.

Prior to this registration, there has been a limited public market for shares of our common stock, with limited trading relating to the common stock referred to as the “public float”. An active public trading market may not develop following the effective date of this registration statement or, if developed, may not be sustained. The market price of our common stock following this registration, and any possible subsequent listing on the NYSE-AMEX or other securities exchange, if and when we are successful in doing so, will be affected by a number of factors, including those discussed above.

Future sales of our common stock by existing shareholders could cause our stock price to decline.

If our existing shareholders sell substantial amounts of our common stock in the public market, the market price of our common stock could decrease significantly. The perception in the public market that our shareholders might sell shares of our common stock could also depress the market price of our common stock.

We do not expect to pay dividends in the foreseeable future, and any return on investment may be limited to the value of our common stock.

We do not anticipate paying dividends on our common stock in the foreseeable future. The payment of dividends on our common stock will depend on our earnings, financial condition, opportunities to invest in the growth of our business and other business and economic factors affecting us at such time as our Board of Directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on investment will occur only if our stock price increases.

Summary

We believe it is important to communicate our expectations to our shareholders. There may be events in the future, however, that we are unable to predict accurately or which we have no control. The risk factors listed on the previous pages, as well as any cautionary language in this registration statement, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. The occurrence of the events described in the previous risk factors and elsewhere in this registration statement could negatively impact our business, cash flows, results of operations, prospects, financial condition and stock price.

Dividend Policy

We do not expect to pay cash dividends in the foreseeable future. We have never declared or paid cash dividends on shares of our common stock. Given the business opportunities before us, we expect to retain any future earnings to finance the development and growth of our business.

ITEM 2.	FINANCIAL INFORMATION

Overview

The following selected financial data should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this registration statement.  The selected balance sheet data as of March 31, 2013 (unaudited) and December 31, 2012 (audited) and the selected statements of operations data for the three months ended March 31, 2013 (unaudited) and for the period from April 25, 2012 (inception) through December 31, 2012 (audited) have been derived from our financial statements, which are included elsewhere in this registration statement.  Balance sheet data and statements of operations for earlier periods have not been included because the Company was dormant during those periods.  Historical results are not necessarily indicative of the results to be expected in the future.

Statement of Operations:

	For the Three Months Period Ended March 31, 2013	For the Period from April 25, 2012 (Inception) through December 31, 2012
	(Unaudited)	(Audited)
General and administrative expenses	$276,296	$416,947
Interest expenses	74,427	35

Total expenses	350,723	416,982

Net loss	$(350,723)	$(416,982)

Net loss per common share - basic and diluted	$(0.07)	$(1.39)

Weighted average number of common shares outstanding	4,944,321	300,035

Condensed Balance Sheet Data:

	March 31, 2013	December 31, 2012
	(Unaudited)	(Audited)

Cash	$3,390,279	$813,928
Other current assets	89,826	76,583
Total Current Assets	3,480,105	890,511

Certificate of deposits	300,000	-
Other assets	56,148	54,032

Total Assets	$3,836,253	$944,543

Total Current Liabilities	$307,092	$339,382

Other liabilities	2,048,723	150,000
Total Liabilities	2,355,815	489,382

Total Stockholders' Equity	1,480,438	455,161

Total Liabilities and Stockholders’ Equity	$3,836,253	$944,543

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Company is engaged in the acquisition of existing oil and gas production in partnership with established oil and gas operators in Texas and the Southwest and may, from time to time, acquire positions in smaller publicly traded exploration and production companies and funding the acquisitions via a combination of common equity and senior notes. The Company does not currently engage in direct exploration but will acquire positions of up to 50% in current oil and gas production from well-established operators, seeking from time to time, to sell a percentage of their existing production in order to recycle their capital into new leases and wells. Management believes it can maximize value for its shareholders while also negotiating fair and reasonable valuations for its drilling partners.

Revenues

We have no revenues for the period from April 25, 2012 (inception) through March 31, 2013.  We do not anticipate any significant revenues prior to August of this year.

Operating Expenses

Our operating expenses from inception to year-end at December 31, 2012 totaled $416,947 and $276,296 for the 1st quarter of 2013. The primary component of our 2012 expenses was related to organizational activities. Beginning in February of this year, the Company began incurring monthly operating costs averaging between $90,000 and $100,000.

Liquidity and Capital Resources

As of the date of this registration statement, in excess of $4.2 million in new capital has been raised, consisting of a combination of common equity and convertible notes.  $1,387,666 was raised through the sale of common stock and the remainder was through the issuance of convertible notes which have a four year maturity, have a 7% fixed coupon and are convertible at the holder's option at $3.00 per share.

The Company currently has three employees and intends to maintain minimal overhead until such time as its monthly cash flows from acquired production exceeds $200,000.

Management believes that by acquiring producing properties and partnering with professional operators, it can keep the Company’s headcount to ten or fewer employees. Management believes it has sufficient liquidity to maintain its current level of operations and service the coupon on its convertible notes through the end of 2014 without the need for additional capital.

Future Capital Requirements

The Company has no commitments for material capital expenditures beyond installing its accounting system, which has already been contracted and paid for.  Management believes that the Company has more than adequate liquidity to fund its operations at current levels through year end 2014.

Off Balance Sheet Arrangements

Mr. Glenn, our CEO, is also a Managing Director of Pegasus Funds, LLC. Beginning with Mr. Glenn’s election as the Company’s CEO, Pegasus provided office space, telephones, internet and fax to the Company without charge.  Commencing February 1, 2013, the Company began paying $1,000 per month to Pegasus for use of Pegasus’s offices and facilities (see “Explanatory Note” in the Summary Section of this registration statement).

Item 3.	Properties

As of the date of this filing, the Company has completed the following acquisitions:

Company	Transaction	Status
Mai Operating	Overriding Royalty Interests in 10 producing wells in central Kansas	Closed
Razorback Oil Interests	7.88% Working Interest (providing a 6.07% Net Revenue Interest) in one recently drilled, producing gas well in Kingfisher County, OK	Closed
Nitro Petroleum	Convertible Note paying 9% semi-annually and convertible at $.55 per common share and due 6-30-16	Closed
Nacona Production Company	18.50% Working Interest (providing a13.870% Net Revenue Interest) in six producing wells, two salt-water disposal wells and associated equipment in Montague County, Texas.	Closed
Nitro Petroleum, Inc. (NTRO)	Open market purchase 83,700 shares @ avg. $.513 per share	Closed

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth, as of the filing of this Form 10, certain information concerning the beneficial ownership of our common stock as of March 31, 2013, by (i) each stockholder known by us to own beneficially five percent or more of our outstanding common stock (ii) each director (iii) each named executive officer, and (iv) all of our executive officers and directors as a group and their percentage ownership and voting power.

Name of Beneficial Owner	Amount of Beneficial Ownership	Percentage
5% Shareholders:
Pegasus Funds, LLC	1,326,393	12.0%
James D. Clark	5,088,000	46.2%
Executive Officers and Directors
W. Brown Glenn Jr. (1)	1,826,393	16.6%
James D. Clark	5,088,000	46.2%
Dennis Orsi	10,000	*
John Dinan	10,000	*
Ed Butowsky	10,000	*
Dennis Miller (2)	25,000	*

(1)	Includes 1,326,393 shares held by Pegasus Funds, LLC, and over which W. Brown Glenn, Jr. and Robert A. Shuey, III have shared voting and investment power.
(2)	Additional 50,000 shares were issued subsequent to March 31, 2013

* Less than 1%

ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Position

W. Brown Glenn Jr.	59	Chief Executive Officer, Acting CFO and Director
James Clark	33	President and Director
Ed Butowsky	50	Director
John Dinan	58	Director
Dennis Orsi	62	Director
Dennis Miller	64	Director

W. Brown Glenn Jr. (59) - CEO and Director. Prior to becoming the CEO of the Company, Mr. Glenn was a Managing Director of Pegasus Funds, LLC, a closely-held investment partnership located in Dallas, Texas. He has spent over thirty years in finance and management, including 14 years in New York with the Corporate Finance and Investment Banking departments of Smith Barney Harris Upham and Co., Merrill Lynch, and Nippon Credit Bank’s U.S. Investment and Merchant Banking subsidiary, Eastbridge Capital and Asset Management. At Eastbridge, Mr. Glenn was the Senior Vice President and Co-head of Corporate Finance.

During Mr. Glenn’s career, he has been associated with several publicly-traded companies where he served as either CFO, CEO, President and/or Director.

Mr. Glenn is a graduate of the University of North Carolina at Chapel Hill with a degree in Business Administration.

James D Clark (33) – President and Director. Prior to forming Clark Scott, in May 0f 2012, he spent the previous four years at Republic Monetary Exchange (RME) where he became the General Manager and Chief Sales Officer. RME is a Phoenix-based precious metals dealer. In three short years as Chief Sales Officer and General Manager, Mr. Clark grew the Company to a nationally recognized, $100 million a year organization. Mr. Clark recruited and stacked his sales force with former registered securities advisors and register financial planners. After spending a four years in Marine Corps intelligence, Mr. Clark graduated from Arizona State University’s W.P. Carey School of Business Summa Cum Laude with degrees in accounting and finance. After graduation, he worked as a Senior Associate in the Advisory branch of KPMG’s Silicone Valley, California office where some of his fortune 500 clients included Apple Computer, Electronic Arts, and Google. Mr. Clark also worked on several IPO projects the most notable perhaps being NetSuites in 2007.

Ed Butowsky (50) – Director,. Mr Butowsky has for the past 5 years, been the Managing Partner, of Chapwood Capital Investment Management. Mr. Butowsky is active in the investment wealth management industry.. He has been in the financial services industry for over 25 years having started his career with Morgan Stanley becoming a Senior Vice President in private wealth management. Mr. Butowsky has lectured at Yale University, NYU Stern School of Business, and SMU Cox School of Business and speaks around the country to financial advisors on how to properly manage portfolios. Mr. Butowsky is also the originator of the CHIP score. The CHIP score is the first metric designed to properly and effectively evaluate and score a portfolio’s strength based on all elements that attribute to portfolio performance; rate of return, risk, inflation, taxes, management fees and investment fees. Additionally, Mr. Butowsky is the creator of the Chapwood Index, a real cost of living index that attempts to show, on a quarterly basis, a more accurate figure for cost of living increases in the nation’s top 50 major metropolitan areas (http://www.chapwoodindex.com/).

Dennis Orsi (62) – Director. Mr Orsi is a CPA and attorney who has been semi-retired for the past five years, residing in New Hampshire. Prior to becoming semi-retired, He controlled a regional manufacturing company based in Massachusetts. During his career, he has served as a Director of several public companies listed on either the NASDAQ or AMEX. In his early career, Mr. Orsi served as Senior Vice President and Treasurer of Ensign Bank, a $2 billion New York Savings Bank, before being recruited to the corporate finance department of Kidder Peabody as Vice President and later joining Nippon Credit Bank’s U.S. Investment and Merchant banking subsidiary Eastbridge Capital and Asset Management as Senior Vice President and co-head of Corporate Finance. Mr. Orsi graduated from Syracuse University with a business degree and received his JD from St. Johns Law School.

John Dinan (58) – Director. Mr. Dinan is Director and Senior Legal Counsel for ORIX USA Corporation. Mr. Dinan joined Orix in 2001 and provides a multifaceted range of legal support to the real estate, capital markets, corporate finance and municipal investments divisions of ORIX. Mr. Dinan began his legal career in 1981 with concentrated expertise in the areas of real estate tax and finance, creditors’ rights, bankruptcy and debt restructuring, and he was a founding member of one of the 20 largest law firms in Dallas, TX. Prior to joining ORIX, Mr. Dinan was also a development partner with one of the nation’s largest multifamily merchant builders. Mr. Dinan received his undergraduate degree from University of North Carolina at Chapel Hill, and his graduate and masters law degrees from Cumberland School of Law and New York University, respectively.

Dennis W. Miller (64) – Director. Mr. Miller has for the past five years, controlled G.C. T. LLC, a privately-held company specializing in pre-testing GPS products for major OEM’s like Garmin and Magellan.  He along with his family, has been actively investing in Arizona for more than thirty years. . During his thirty-year career as an investor, he has served on several boards and was the Co-founder and board member of AutoCorp Equities, Inc. (ACOR), a publicly-traded, Phoenix-based automotive finance company. He ultimately also served as President of ACOR’s captive Cayman Islands subsidiary, Consumer Insurance Services Inc.

Robert Cargill is a member of the Company’s Advisory Board. He has managed his family’s East Texas oil and gas interests including mineral, override, and working interests for more than thirty years. These interests extend back to the discovery of oil on his family’s property in 1932. As general partner of Cargill family partnerships, he has been involved in more than one hundred real estate and mineral transactions as well as active investments in energy related securities. Prior to joining the family’s energy business, Mr. Cargill was Professor of Chemistry at the University of South Carolina.  Mr. Cargill is a graduate of Rice University and holds a PhD in chemistry from MIT.

Robert A. Shuey III is a member of the Company’s Advisory Board and serves as a consultant to the Company. He spent twenty-two years in Corporate Finance and Investment Banking, starting at Salomon Brothers in New York in 1979, then Rauscher Pierce in Dallas in 1985. He is currently Managing Director of Pegasus Funds, LLC, an alternative investment partnership located in Dallas, Texas. During his investment banking career, he led IPO’s, Secondary’s and/or major financings for numerous energy companies including; Transocean, Inc., Endevco, Inc., Parallel Petroleum, Inc., Fortune Petroleum, Inc., Empiric Energy, Inc., Triton Energy, Inc. Search Energy, Inc., Barton Valve, Inc. and Dorchester Gas, Inc.  From 1995 to 2000, Mr. Shuey served on the Board of Directors of the Regional Investment Bankers Association “RIBA,” now known as The National Investment Bankers Association. Mr. Shuey has served on the Boards of Directors of 14 public entities. Of the numerous IPO’s led by Mr. Shuey, two were recognized as being the AMEX’s best performing companies in 1997 and 1998 and one designated as the Inc. 500’s “#1 Fastest Growing Company”.  He is a graduate of Babson College.

Thomas Spencer is a member of the Company’s Advisory Board. Mr. Spencer has been involved in the West Texas oil and gas industry for more than thirty years. He founded and managed Southwest Disposal Service, Inc. in Odessa, Texas. Southwest Disposal pioneered the technology to remediate and reclaim the environmental waste created by oil and gas drilling receiving the only permit of its kind in Texas.  Mr. Spencer sold Southwest in 2010 to a large Canadian energy company. Prior to founding Southwest, Mr. Spencer was the founder and owner of TK Spencer and Associates. Spanning more than 20 years, TK Spencer developed more than 2,500 homes in Florida, Washington and Arizona. Mr. Spencer served as a trustee for Taylor University, a board member for the Christian Embassy in Washington DC, and was appointed by the Governor of the State of Virginia to serve on the Committee for Opportunities for Minorities.  He was also invited by President Nixon to work with Governor George Romney at the United States Office of Housing and Urban Development.

No director or executive officer has, within the last ten years; (i) filed any federal bankruptcy petition or any like petition under state insolvency laws (ii) been convicted in or been the subject of any criminal proceedings (iii) been the subject of any order, judgment or decree involving the violation of any state or federal securities laws or (iv) been temporarily or permanently barred from engaging in any type of business practice or those practices specifically listed in and requiring disclosure under 17 CFR Section 229.401(f).

There are no agreements or other understandings between any executive officer and any other person(s) regarding such officer’s selection as an officer beyond those provisions provided for in the Exchange Agreement with Clark Scott, LLC stipulating the executive positions and compensation of Mr. Glenn and Mr. Clark.

Board of Directors

Our Board of Directors currently consists of six directors; Messrs. Glenn, Clark, Butowsky, Dinan, Orsi, and Miller, with Messrs. Butowsky, Dinan, Orsi and Miller qualifying as independent directors.  The Directors are elected to serve one-year terms and our Bylaws permit up to seven directors. The majority of our directors qualify as independent directors for purposes of compliance with the corporate governance rules as approved by the SEC for the NYSE-AMEX.

Board Committees

Audit Committee

The independent directors have determined that Mr. Orsi meets the qualifications as an “audit committee financial expert” within the meaning of the regulations of the SEC and exchange rules. As a result, Mr. Orsi was elected chairman of that committee. The audit committee approved and adopted the audit committee charter (included herein by reference). The primary responsibilities of our audit committee will include:

•	Appointing and approving the compensation of, and assessing the qualifications and independence of our independent public accounting firm, which is currently Chapman Hext PC.
•	Overseeing the work of our independent public accounting firm, including the receipt and assessment of reports from that firm.
•	Reviewing and discussing with management and our independent public accounting firm our annual and quarterly financial statements and related disclosures.
•	Preparing the audit committee report required by the SEC rules to be included in our annual proxy statements.
•	Monitoring our internal control over financial reporting and our disclosure controls and procedures.
•	Reviewing our risk management status.
•	Establishing policies regarding hiring employees from our independent public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns.
•	Meeting independently with our independent public accounting firm and management.
•	Monitoring compliance by our senior financial officers with our code of conduct and ethics.

All audit and non-audit services to be provided by our independent public accounting firm must be approved, in advance, by the audit committee.

Compensation Committee

We expect that one of the other independent directors will be elected to serve as chair of the compensation committee. None of the persons eligible to serve on the compensation committee will have ever been employed by us. The primary responsibilities of the compensation committee will include:

•	Annually reviewing and approving corporate goals and objectives relevant to the compensation of executive officers.
•	Reviewing and approving, or making recommendations to our Board of Directors with respect to, the compensation of our executive officers.
•	Overseeing an evaluation of our executive officers.
•	Overseeing and administering our cash and equity incentive plans.

Nominating and governance Committee

We expect three of the independent directors will serve on our nominating and governance committee. The primary responsibilities of that committee will be:

•	Identifying candidates for the Board of Directors.
•	Recommending to our Board of Directors the persons to be nominated for election as directors and to each of our board’s committees.

•	Reviewing and making recommendations to our Board of Directors with respect to management succession planning.
•	Developing, updating and recommending to our Board of Directors corporate governance principals and policies.
•	Overseeing the evaluation of our Board of Directors.
•	Reviewing and making recommendations to our Board of Directors with respect to director compensation.

Code of Conduct and Ethics

Our Board of Directors will adopt a code of conduct and ethics that will be effective immediately following the effective date of this registration statement. The code of conduct and ethics will establish the standards of ethical conduct applicable to all directors, officers, and employees of our Company. The code addresses, among other things, conflicts of interest, compliance with disclosure controls and procedures and internal control over financial reporting, corporate opportunities and confidentiality requirements. The audit committee of our board will be responsible for applying and interpreting our code of conduct and ethics in situations where questions arise.

Corporate Governance

We believe that good corporate governance is important to ensure that, as a public company, we will be managed for the long-term benefit of the shareholders. In preparation for the completion of this registration statement and in the event the Company makes an application for listing of the Company’s shares on the NYSE-AMEX, we have been reviewing the corporate governance policies and practices of other public companies. We have also considered the provisions of the Sarbanes-Oxley Act and the rules of the SEC and NYSE-AMEX Exchange. Based on that review, our Board of Directors will begin taking steps to implement many of those provisions and rules.

Election of Directors and Vacancies

The Company’s Bylaws provide that the Board of Directors, which currently consist of five (5) directors may have up to a maximum of seven (7) directors. Our Bylaws further provide that vacancies on our Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors. Directors elected to fill vacancies hold office until the expiration of the term of the director they replaced.

ITEM 6.	Executive and Director Compensation

Compensation Discussion and Analysis

As of the date of this filing, the base salaries of our two executives has already been established for a period of two years, based on the provisions of the Exchange Agreement (see, Summary – Selected Corporate History) and listed in the Summary Compensation Table following.  After the initial two year period covered by the provisions of the Exchange Agreement, the compensation for our CEO and President will be determined by the Compensation Committee. Likewise, compensation for additional executives will be determined and established by the Compensation Committee.

Planned objectives

We expect that our executive compensation programs for our named executive officers will be designed to achieve the following objectives:

•	To provide executives with overall levels of compensation that we believe are competitive with the high growth energy sector.
•	To attract the highest caliber of talent.

•	To provide executive pay packages with appropriate short and long-term incentives, including annual bonus and equity compensation tied to individual and company performance.
•	To reward performance that creates shareholder value for our company.

Components of future executive compensation programs

We expect that our executive compensation plans will include some combination of the following elements of compensation that are generally recognized as important in attracting and retaining qualified individuals:

•	Base salaries
•	Annual cash incentives
•	Long-term incentives
•	Employee benefits programs
•	Stock Incentive Plan

While we have not adopted any formal policies regarding executive compensation, including policies or guidelines for allocating compensation among salary, cash incentives, long-term incentives and other benefits, we expect to do so within the next 12 months.

Summary Compensation Table

The following table provides information with respect to compensation for our named executive officers

Name and				Stock	All other
Principal Position	Year	Salary	Bonus	Awards	Compensation	Total

W. Brown Glenn, Jr	2013	$240,000	TBD	TBD	TBD	TBD
CEO and acting CFO

James Clark	2013	$240,000	TBD	TBD	TBD	TBD
President

Director Compensation

Each independent member of the Company’s Board of Directors is entitled to receive a base monthly cash compensation equal to $3,000.00 plus $1,000.00 and out of pocket expenses for each board meeting attended. Audit Committee chairman receives an additional $1,000.00 per month. In addition, each independent director will receive an annual stock grant of 10,000 shares of restricted common stock and annual grant of stock options equal to 40,000 shares.

With the exception of group medical insurance, no retirement, pension, profit sharing, or stock option programs have been adopted by the Company for the benefit of its employees.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Except as otherwise described herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-B.

Our CEO is also a Managing Director of Pegasus Funds, LLC., a closely-held Dallas-based investment partnership.  Pegasus was intimately involved with the renewal of the Company’s charter in Nevada, structuring the Merger transaction with Clark Scott, LLC (see, Summary – Selected Corporate History), forwarding monies for said renewal and settling the Ranga Blu litigation as well as providing office space, telephones, internet and fax to the Company since Mr. Glenn became the CEO and continuing through the end of January 2013. Beginning on February 1, 2013, the Company began paying monthly rent to Pegasus Funds, LLC equal to $1,000. The rent payment covers the monthly office expense for the Company’s corporate headquarters, including phones, fax and internet service. The original May 1, 2012 Agreement between Clark Scott, LLC and Pegasus Funds, LLC obligated Pegasus to provide a suitable public shell to Clark Scott, LLC along with certain advisory services for which Pegasus would be paid cash and stock in the post-merger entity. The cash portion of Pegasus’s remuneration was equal to $550,000, with $250,000 being paid at Closing of the Exchange Agreement on September 20, 2012, and the balance of $300,000 to be paid out over two years in equal monthly installments. In addition to the cash, Pegasus was to receive thirty percent (30%) of the newly issued post reverse split restricted stock issued in connection with the exchange.

Our President was the largest equity holder in Clark Scott, LLC and consequently became our largest shareholder after the September merger. He also advanced funds for the establishment of the Phoenix office and he has continued to advance funds to maintain that office and associated personnel.

Mr. Robert A. Shuey, III, who is Managing Director of Pegasus Funds, LLC and member of the Advisory Board, serves as a consultant to the Company.  His consulting services include identifying, evaluating and negotiating potential producing property acquisitions and investments, introducing the Company’s management to prospective oil and gas sellers, and assisting in negotiations. The Company has executed an agreement with Mr. Shuey that it believes is consistent with industry standards whereby the company will pay a consulting fee equal to three percent (3%) on Royalty Interests acquired and five percent (5%) on Working Interests acquired. The Company anticipates negotiating agreements of this type with other individuals involved in placing oil & gas interests and under the same terms and conditions.

James Clark, President of the Company, has advanced funds to the Company for the Company’s operations.  These advances were not made pursuant to a formal agreement, have no stated interest rate and are due on demand.  The amount due as of March 31, 2013 and December 31, 2012 was $110,886 and $162,960, respectively.

Policies and Procedures with Respect to Related Party Transactions.

The chairman of our audit committee is a CPA and attorney. He has served on numerous small cap public boards and is thoroughly familiar with the types of related party transactions that occur in smaller companies. Management relies on his and our outside accounting firm’s expertise regarding potential conflicts and disclosure.

Director Independence

Our Board of Directors has determined that the following directors are independent directors for purposes of compliance with the corporate governance rules of the NYSE AMEX exchange; Messrs. Orsi, Dinan, Butowsky and Miller. We intend to comply with the rules relating to the number of independent directors composing our board and we anticipate that our independent directors will meet in regularly scheduled executive sessions at which only the independent directors are present. We intend to comply with future governance requirements to the extent they become applicable to us.

ITEM 8.	LEGAL PROCEEDINGS.

Presently, there are not any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY

Our common stock has traded on the Pink OTC Markets under the symbol “CRMI”.

The following table sets forth, for the periods indicated, the high and low sales prices per share of our common stock as reported on the Pink OTC Markets.  The quotations reflect inter-dealer prices without retail markups, markdowns, or commissions and may not represent actual transactions.  For current price information, stockholders or other interested individuals are urged to consult publicly available sources.

Period	Sales Price per Share

	High	Low

Fiscal 2013
2nd Quarter	$4.90	$4.05
1st Quarter	$4.50	$3.30

Fiscal 2012
4th Quarter	$12.00	$1.50
3rd Quarter	$5.00	$3.00
2nd Quarter	$10.00	$2.00
1st Quarter	$30.00	$4.60

Fiscal 2011
4th Quarter	$8.00	$0.26
3rd Quarter	$0.26	$0.24
2nd Quarter	$0.40	$0.22
1st Quarter	$0.22	$0.20

Holders

As of the filing of date of this Filing, there were 282 holders of record of our common stock.

Dividends

We have never paid a cash dividend on our common stock and anticipate that for the foreseeable future any earnings will be retained for use in our business and, accordingly, we do not anticipate the payment of cash dividends.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES

No shares were issued in 2009 or 2010. During 2011, the Registrant issued; (1) two (2) shares of Preferred Stock to Pegasus Funds, LLC as compensation for Pegasus forwarding funds to the State of Nevada which brought the Registrant back into good standing and (2) 900,000 shares (4,500 shares post reverse split) of Common Stock to Ranga Blu LLC. as part of a Settlement whereby Ranga Blu agreed to abandon their claims as Custodian for the Company and (3) 1,278,542 shares (6,393 shares post reverse split) of Common Stock to Pegasus Funds as compensation for Pegasus forwarding the $40,000 cash portion of the Settlement to Ranga Blu. In September, 10,000,000 post-reverse split common shares were issued in conjunction with the Merger/Exchange Agreement between Clark Scott LLC and Direct Pet Health Holdings, Inc. 1,000,000 Shares of Restricted Common Stock were offered, by the Company, to Accredited Investors via Subscription Agreement. As of the date of this Filing 791,583 Common Shares have been sold and $3,084,000 (face amount) has been raised through the issuance of Senior Convertible Notes, maturing in 2017 and paying a fixed annual coupon of 7% remitted quarterly. The Notes are convertible into common stock at a $3.00 per common share equivalent at the holder’s option at any time prior to maturity.

Common Stock Schedule

Name	Shares	Amount Paid	Date
D. E. Miller	25,000	$50,000	01-24-2013
T. Spencer	100,000	$200,000	01-21-2013
J.R. Legett	35,000	$70,000	12-31-2012
C. Lovelace	5,000	$10,000	12-27-2012
A. Molina	12,500	$25,000	12-27-2012
T. Dabrowsky	20,000	$40,000	11-30-2012
Mordell Energy	50,000	$100,000	11-30-2012
J. Bruner	25,000	$50,000	11-20-2012
C. Hammond	5,000	$10,000	11-20-2012
C. Conelly	12,500	$25,000	11-08-2012
L. Dong	3,458	$6,916	10-22-2012
J. Benkovich	5,000	$10,000	10-12-2012
J. Frederick	7,500	$15,000	9-19-2012
K. Burgess	6,500	$13,000	9-19-2012
N. Corea	30,000	$60,000	9-13-2012
D. Raynes	2,500	$5,000	9-13-2012
L Unkefer	5,000	$10,000	9-13-2012
R. Allen	7,500	$15,000	8-23-2012
J. Kestner	165,000	$330,000	8-8-2012
G. Kraak	1,250	$2,500	8-3-2012
L.C. Dean	5,750	$11,500	7-19-2012
R.R. Dean	5,750	$11,500	7-19-2012
J. Goodell	50,000	$100,000	7-19-2012
D.N. Kindred	19,750	$39,000	7-18-2012
B. LaBorde	1,750	$3,500	7-9-2012
F. Cleeves	10,000	$20,000	6-28-2012
P. Spangler	13,375	$26,750	6-18-2012
J. Dutton	2,500	$5,000	11-8-2012
E. Steele	5,000	$10,000	6-1-2012
C. Galyon	44,000	$88,000	5-13-2013
P. Patel	10,000	$25,000	6-1-2013

The securities issued to the individuals listed above bear the following restriction:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE CORPORATION HAS RECEIVED AN OPINION OF COUNCIL SATISFACTORY TO THE CORPORATION THAT SUCH EXEMPTION IS AVAILABLE.

The recipients represented in writing that it acquired the securities for its own account. A legend was placed on the stock certificate stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

The Convertible Notes schedule

Name	Face Amount	Date	Common Stock
J. Kestner	$1,830,000	2-4-13	610,000
N. Corea	$954,000	2-4-13	318,000
J. Legett	$100,000	3-27-13	33,334
J. Legett	$100,000	5-13-13	33,334
D. Miller	$100,000	6-14-13	33,334

Series B Super Voting Preferred Stock

On October 27, 2011, our board of directors established the Designation of Rights and Preferences for the Series B Super Voting Preferred Stock.

Exchange Agreement

In the Exchange Agreement dated September 20, 2012, Direct Pet Health Holdings, Inc. (DPHG) and Clark Scott LLC agreed to a merger of the two companies through a tax free exchange of shares of the two companies, the essential steps and provisions of which are as follows:

1.	All of the issued and outstanding Membership Units of Clark/Scott LLC (1,000 units) held by the members of Clark Scott LLC were exchanged for Seven Million (7,000,000) newly issued, post-reverse shares of Direct Pet Health Holdings, Inc.

2.	Pegasus Funds LLC surrendered and exchanged its two (2) shares of Series B Super Voting Preferred Stock for Three Million (3,000,000) newly issued, post-reverse shares of Direct Pet Health Holdings, Inc.

3.	The issued and outstanding and outstanding shares of DPHG common stock as of the date of the exchange was 60,000,000 shares which were reduced to 300,035 shares by means of a 200 to one reverse stock split.

4.	Per the provisions of the Exchange Agreement, Mr. James Clark was added to management and the board as President and Mr. Dennis Orsi was named to the board.

5.	The Exchange was approved by the affirmative vote of more than Seventy (70%) of the shares eligible to vote.

6.	The Company believes that the issuance of the above restricted shares was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended and the regulations promulgated thereunder. The transactions were issuances either for services performed or in settlement of debt incurred, or in exchange for other securities. The transactions were all privately negotiated, none involved any type of public solicitation, and a restrictive legend was affixed to all of the stock certificates issued in connection with such transactions.

ITEM 11.	DESCRIPTION OF SECURITIES TO BE REGISTERED

Description of Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share, the rights and preferences of which are included herein by reference.  As of the date of this filing, there were 11,121,618 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters voted upon by our stockholders, including the election of directors, and do not have cumulative voting rights.  Subject to the rights of holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to any dividends that may be declared by our board.  Holders of our common stock are entitled to share ratably in our net assets upon our dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding.  Holders of our common stock have no preemptive rights to purchase shares of our stock.  The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock.  All outstanding shares of our common stock are, and the shares of common stock to be issued in the offering will be, upon payment therefor, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Preferred Stock

Our Articles of Incorporation, as amended, further authorize the Board of Directors to issue, without shareholder approval, up to 10,000,000 shares of preferred stock ($0.0001par value), which may be issued from time to time. As of the date hereof, no shares of preferred stock are issued and outstanding. The Two (2) shares of the Series B Super Voting Preferred Stock outstanding prior to the exchange with Clark Scott LLC, were surrendered and cancelled as part of the Exchange Agreement. Our board may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board is authorized to adopt resolutions to issue shares, establish the number of shares, change the number of shares constituting any series, and provide or change the voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions on shares of our preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by our stockholders. One of the effects of undesignated preferred stock may be to enable our board to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

•	Restricting dividends on the common stock;
•	Diluting the voting power of the common stock;
•	Impairing the liquidation rights of the common stock; or
•	Delaying or preventing a change in control without further action by the stockholders.

Meetings of Shareholders

Our Bylaws require an annual meeting of shareholders for the purpose of electing directors and conducting any other business that may be properly transacted at the annual meeting. Our Bylaws further provide that special meetings of our shareholders may be called only by our Board of Directors or by any committee thereof duly formed and authorized to call such meeting, unless otherwise required by law.

Amendment of Bylaws

Our Bylaws provides that the power to adopt, amend or repeal the Company’s Bylaws resided in the Board of Directors, but that the shareholders may make additional Bylaw(s) and may alter or repeal any Bylaw(s), whether adopted by them or otherwise, by an affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote on such proposal at a duly held meeting of the shareholders or, without a meeting, by the written consent, signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares are entitled to vote thereon were present and voting.

ITEM 12.	INDEMNIFICATION OF OFFICERS AND DIRECTORS

Under our Certificate of Incorporation and Bylaws, the Company may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in the Company’s best interest. The Company may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he or she is to be indemnified, the Company must indemnify the officer or director against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, then only by a court order. The indemnification coverage is intended to be to the fullest extent permitted by applicable laws.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to officers or directors under applicable state law, the Company is informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA

The Company’s financial statements for period from April 25, 2012 (inception) through December 31, 2012, have been audited to the extent indicated by Chapman Hext and Co. an independent public accounting firm. The financial statements have been prepared in accordance with generally accepted accounting principles and are included in Item 15 of this Form 10.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCE. None

Item 15.	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements

•	See Page F-0 for an index of the December 31, 2012 audited financial statements included in this registration statement.
•	See Page Q-0 for an index of the March 31, 2013 interim financial statements included in this registration statement.

(b)	Exhibits

Exhibit No.	Item

Exhibit 2.1	Letter Agreement dated May 1, 2012, between James Clark, Jim Scott and Pegasus Funds, LLC (1)
Exhibit 2.2	Exchange Agreement dated September 20, 2012, between the Company and Clark Scott LLC, Inc. (1)
Exhibit 2.3	Articles of Merger between the Company and Clark Scott LLC, Inc. (1)
Exhibit 3.1	Articles of Incorporation (1)
Exhibit 3.2	Amended and Restated Bylaws (1)
Exhibit 3.3	Amendment to Articles of Incorporation (2)
Exhibit 10.1	Agreement dated April 25, 2013, between the Company and Nacona Production Company (1)
Exhibit 10.2	Participation Agreement dated May 1, 2013, by and between Razorback Oil Interests and the Company (1)

Exhibit 10.3	Promissory Note dated December 3, 2012, from the Company, as maker, to Pegasus Funds, LLC, as payee (1)
Exhibit 10.4	Promissory Note dated May 9, 2013 from Nitro Petroleum, Incorporated to the Company in the principal amount of $175,000 (2)
Exhibit 10.5	Recorded Assignment of Overriding Royalty from Kurt R. Mai to the Company (2)
Exhibit 10.6	Consulting Agreement dated June 1, 2013, between the Company and Robert A. Shuey, III (2)
Exhibit 15.1	Acknowledgement of Chapman Hext & Co., P.C. (2)
Exhibit 21.1	List of Subsidiaries (1)
Exhibit 23.1	Consent of Chapman Hext & Co., P.C. (2)

(1)	Previously Filed
(2)	Filed herewith

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 29, 2013	Core Resource Management, Inc.

	By:	/s/ W. Brown Glenn, Jr.
	Name:	W. Brown Glenn, Jr.
	Title:	CEO

EXHIBIT INDEX

Exhibit No.	Item

Exhibit 2.1	Letter Agreement dated May 1, 2012, between James Clark, Jim Scott and Pegasus Funds, LLC (1)
Exhibit 2.2	Exchange Agreement dated September 20, 2012, between the Company and Clark Scott LLC, Inc. (1)
Exhibit 2.3	Articles of Merger between the Company and Clark Scott LLC, Inc. (1)
Exhibit 3.1	Articles of Incorporation (1)
Exhibit 3.2	Amended and Restated Bylaws (1)
Exhibit 3.3	Amendment to Articles of Incorporation (2)
Exhibit 10.1	Agreement dated April 25, 2013, between the Company and Nacona Production Company (1)
Exhibit 10.2	Participation Agreement dated May 1, 2013, by and between Razorback Oil Interests and the Company (1)
Exhibit 10.3	Promissory Note dated December 3, 2012, from the Company, as maker, to Pegasus Funds, LLC, as payee (1)
Exhibit 10.4	Promissory Note dated May 9, 2013 from Nitro Petroleum, Incorporated to the Company in the principal amount of $175,000 (2)
Exhibit 10.5	Recorded Assignment of Overriding Royalty from Kurt R. Mai to the Company (2)
Exhibit 10.6	Consulting Agreement dated June 1, 2013, between the Company and Robert A. Shuey, III (2)
Exhibit 15.1	Acknowledgement of Chapman Hext & Co., P.C. (2)
Exhibit 21.1	List of Subsidiaries (1)
Exhibit 23.1	Consent of Chapman Hext & Co., P.C. (2)

(1)	Previously Filed
(2)	Filed herewith

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Core Resource Management, Inc.
F/K/A Direct Pet Health Holdings, Inc.

We have audited the accompanying balance sheet of Core Resource Management, Inc. F/K/A Direct Pet Health Holdings, Inc. (a development stage company) as of December 31, 2012, and the related statements of operations, stockholders' equity, and cash flows for the period from April 25, 2012 (Inception) through December 31, 2012. Core Resource Management, Inc. F/K/A Direct Pet Health Holdings, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Core Resource Management, Inc. F/K/A Direct Pet Health Holdings, Inc. as of December 31, 2012, and the results of its operations and its cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has not generated any income from operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Chapman, Hext & Co., P.C.
Richardson, TX
June 13, 2013

The accompanying notes are an integral part of these financial statements.

CORE RESOURCE MANAGEMENT, INC.

F/K/A DIRECT PET HEALTH HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

AS OF DECEMBER 31, 2012

December 31, 2012

Assets

Cash	$813,928
Employee receivables	76,583
Total Current Assets	890,511

Deposits	4,941
Property and equipment, net	49,091

Total Assets	$944,543

Liabilities and Stockholders’ Equity

Liabilities
Current Liabilities:
Accounts payable and accured expenses	$10,177
Due to shareholders - current	313,414
Deferred rent	15,791
Total Current Liabilities	339,382

Due to shareholders - long term	150,000

Commitments and Contingent Liabilities (Note 7)	-

Total Liabilities	489,382

Stockholders' Equity:

Common stock, 100,000,000 shares authorized, $0.0001 par value, 300,035 shares issued and outstanding as of December 31, 2012	30
Additional paid-in capital, including 10,562,583 shares to be issued	972,113
Common stock receivable	(100,000)
Accumulated deficit during the development stage	(416,982)
Total Stockholders' Equity	455,161

Total Liabilities and Stockholders’ Equity	$944,543

The accompanying notes are an integral part of these financial statements.

CORE RESOURCE MANAGEMENT, INC.

F/K/A DIRECT PET HEALTH HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM APRIL 25, 2012 (INCEPTION)

THROUGH DECEMBER 31, 2012

For the Period
from April 25,
2012 (Inception)
through
December 31, 2012

General and administrative expenses	$416,947
Interest expenses	35

Total expenses	416,982

Net loss	$(416,982)

Net loss per common share - basic and diluted	$(1.39)

Weighted average number of common shares outstanding	300,035

The accompanying notes are an integral part of these financial statements.

CORE RESOURCE MANAGEMENT, INC.

F/K/A DIRECT PET HEALTH HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS' EQUITY

FOR THE PERIOD FROM APRIL 25, 2012 (INCEPTION)

THROUGH DECEMBER 31, 2012

			Additional	Common		Total
	Common Stock		Paid in	Stock	Accumulated	Stockholders’
	Shares	Amount	Capital	Receivable	Deficit	Equity
Balance at April 24, 2012	-	$-	$-	$-	$-	$-
Issuance of common stock in exchange for 100% interest in Clark Scott, LLC., 7,000,000 shares to be issued	-	-	118,958	-	-	118,958
Recapitalization of Direct Pet Health Holdings, Inc. on reverse merger, 3,371,625 shares to be issued	300,035	30	471,239	-	-	471,269
Stock sold, 190,958 shares to be issued	-	-	381,916	(100,000)	-	281,916

Net Loss	-	-	-	-	(416,982)	(416,982)

Balance at December 31, 2012, including 10,562,583 shares to be issued	300,035	$30	$972,113	$(100,000)	$(416,982)	$455,161

The accompanying notes are an integral part of these financial statements.

CORE RESOURCE MANAGEMENT, INC.

F/K/A DIRECT PET HEALTH HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM APRIL 25, 2012 (INCEPTION)

THROUGH DECEMBER 31, 2012

For the Period from April 25, 2012 (Inception) through
December 31, 2012

Operating Activities
Net loss	$(416,982)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	5,022
Change in operating assets and liabilities:
Deferred rent	15,791
Employee receivables	(76,583)
Deposits	(4,941)
Accounts payable and accrued expenses	10,177
Net cash used in operating activities	(467,516)

Investing activities
Purchase of property and equipment	(54,113)
Net cash used in investing activities	(54,113)

Financing activities
Note payable from shareholders	300,000
Advances from shareholders	390,453
Payments to shareholders	(227,039)
Decrease in equity as a result of reverse merger	(153,023)
Common stock issuance	1,025,166
Net cash provided by financing activities	1,335,557

Net increase in cash	813,928
Cash at beginning of the period	-
Cash at end of the period	$813,928

Supplemental Disclosures:
Interest Paid	$35
Income Taxes Paid	$-

Supplemental Schedule of Non-Cash Financing Activities:
Stock issued with promissory note	$100,000

The accompanying notes are an integral part of these financial statements.

CORE RESOURCE MANAGEMENT, INC.
F/K/A DIRECT PET HEALTH HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM APRIL 25, 2012 (INCEPTION)

THROUGH DECEMBER 31, 2012

NOTE 1. ORGANIZATION AND BUSINESS ACTIVITIES

Core Resource Management, Inc. (formerly known as Direct Pet Health Holdings, Inc.) (the “Company”) was incorporated in Nevada as Apex Sports.com, Inc. on February 17, 1999, as a Development Stage Company. The Company was renamed to Quad X Sports.com, Inc. in March 1999. The Company’s business strategy was to make acquisitions within the extreme sports industry. The Company was unable to make any acquisitions, ceasing operations in 2000. The Company was renamed to Bethel Holdings in August 2001. The business strategy involved seeking attractive business combinations. No operations commenced or acquisitions were completed during this time. The Company was renamed to Direct Pet Health Holdings, Inc. in June 2006. The Company’s strategy was to seek combinations in online pet health products. The Company has an authorized capital of 100,000,000 commons shares with a par value of $0.0001. The Company’s year-end is December 31.

The Company per Plan of Merger dated September 20, 2012 deemed it advisable that Clark Scott LLC, Inc. (“Clark Scott”) be merged into Direct Pet Health Holdings, Inc. Clark Scott was the surviving Corporation and subsequent to merger was renamed to “Core Resource Management, Inc.”. The Company filed the appropriate state filings with the State of Nevada on September 20, 2012

The Company will engage in the acquisition of existing oil and gas production in partnership with established oil and gas operators in Texas and the Southwest. The Company itself will not engage in exploration but will acquire positions of up to 50% in current oil & gas production from well established operators, seeking from time to time, to sell a percentage of their existing production in order to recycle their capital into new leases and wells. Management believes it can maximize value for its shareholders while also negotiating fair and reasonable valuations for its drilling partners.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements as of December 31, 2012 and for the period from April 25, 2012 (inception) through December 31, 2012; include all transactions occurring during the period from the Company’s incorporation to its fiscal year end. These financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”). References to GAAP are done using the Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC” or “Codification”) 105, Generally Accepted Accounting Principles (“ASC 105”).

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CORE RESOURCE MANAGEMENT, INC.
F/K/A DIRECT PET HEALTH HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM APRIL 25, 2012 (INCEPTION)

THROUGH DECEMBER 31, 2012

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Basic and Diluted Net Loss per Common Share

Basic and diluted net loss per-share calculations are calculated on the basis of the weighted average number of common shares outstanding during the year. The per-share amounts include the dilutive effect of common stock equivalents in years with net income. Basic and diluted loss per share is the same due to the anti-dilutive nature of potential common stock equivalents.

Stock Based Compensation

The Company accounts for stock-based employee compensation arrangements using the fair value method in accordance with the provisions of ASC Topic 718, Compensation – Stock Compensation (“ASC 718”).

The Company accounts for equity instruments issued in exchange for the receipt of goods or services in accordance with the provisions of ASC 505-50 "Equity - Based Payments to Non-Employees." Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably determinable.

The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by these accounting standards. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

The Company did not grant any stock options or warrants during the period ended from April 25, 2012 (inception) through December 31, 2012

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using the straight-line method. Leasehold improvements are amortized over the life of the respective lease or the service life of the improvements, whichever is shorter.

Major Groupings	Useful Lives (years)
Fixtures and fixtures	5-7
Computer equipment	3
Leasehold improvements	10

Recent Accounting Pronouncements

The Company does not expect recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

CORE RESOURCE MANAGEMENT, INC.

F/K/A DIRECT PET HEALTH HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM APRIL 25, 2012 (INCEPTION)

THROUGH DECEMBER 31, 2012

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Compensated Absences

The Company does not accrue for compensated absences and recognizes the cost of compensated absences when paid to employees. Accordingly, no liability for such absences has been recorded in the accompanying consolidated financial statements. Management believes the effect of this policy is not material to the accompanying financial statements.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of its long-lived assets recognizing impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets. Accordingly, the Company evaluates asset recoverability at each balance sheet date or when an event occurs that may impair recoverability of the assets. No impairment loss has been recognized for the period from April 25, 2012 (inception) through December 31, 2012.

Development Stage Company

The Company complies with ASC 915 Development Stage Entities and the Securities and Exchange Commission Exchange Act 7 for its characterization of the Company as development stage.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash includes demand deposits with original maturities of three months or less when purchased. The Federal Deposit Insurance Corporation provides coverage for interest bearing accounts of up to $250,000 and unlimited coverage for non-interest bearing transaction accounts through December 31, 2012. As of December 31, 2012 one of the Company’s cash accounts was in excess of federally insured limits.

Fair Value of Financial Instruments

In accordance with the reporting requirements of ASC Topic 825, Financial Instruments, the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this standard and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments The estimated fair value of cash, employee receivables, accounts payable and accrued expenses approximate their carrying amounts due to the short maturity of these instruments. None of these instruments are held for trading purposes.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has not begun operations and has not generated any income to date. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management intends to finance operations by initially funding any company related expenses internally on an as-needed basis.

CORE RESOURCE MANAGEMENT, INC.

F/K/A DIRECT PET HEALTH HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM APRIL 25, 2012 (INCEPTION)

THROUGH DECEMBER 31, 2012

NOTE 4. ACQUISITION

On September 30, 2012, the Company closed a share exchange agreement with Clark Scott, an Arizona Limited Liability Company, in exchange for 7,000,000 shares of its common stock. The stock was issued subsequent to year end.

This transaction was accounted for as a reverse merger whereby Clark Scott is the continuing entity for financial reporting purposes and is deemed, for accounting purposes, to be the acquirer of the Company. These statements contain the balance sheet and operations of Clark Scott before and after the merger. Since Clark Scott was started in April 2012, there is no audited balance sheet at December 31, 2011.

In accordance with the applicable accounting guidance for accounting for the business combination, Clark Scott will be deemed to have undergone a recapitalization, whereby it was deemed to have issued common equity ordinary shares to the Company’s common equity holders. Accordingly, although the Company, as the parent company of Clark Scott was deemed to have legally acquired Clark Scott in accordance with the applicable accounting guidance for accounting for the business combination as a reverse merger, Clark Scott’s assets and liabilities were recorded at their historical carrying amounts, with no goodwill or other intangible assets recorded as a result of the accounting merger of Clark Scott and the Company.

Clark Scott is a limited liability company organized on April 25, 2012 under the laws of Arizona. Clark Scott’s business strategy is to engage in the acquisition of existing oil and gas production in partnership with established oil and gas operators in Texas and the Southwest. Clark Scott will not engage in exploration but will acquire positions of up to 50% in current oil & gas production from well established operators, seeking from time to time, to sell a percentage of their existing production in order to recycle their capital into new leases and wells. Clark Scott’s management believes it can maximize value for its shareholders while also negotiating fair and reasonable valuations for its drilling partners.

Subsequent to the merger, the Company was renamed to Core Resource Management, Inc.

NOTE 5. COMMON STOCK

For the period from April 25, 2012 (inception) through December 31, 2012, the Company sold shares of common stock for $1,025,166 in cash to investors pursuant to a private placement memorandum. These shares were issued subsequent to year end.

There were 300,035 shares of common stock issued and outstanding as of December 31, 2012.

There are no outstanding options or warrants for the Company’s stock.

CORE RESOURCE MANAGEMENT, INC.

F/K/A DIRECT PET HEALTH HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM APRIL 25, 2012 (INCEPTION)

THROUGH DECEMBER 31, 2012

NOTE 6. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2012:

Furniture and equipment	$40,131
Computer equipment	11,476
Leasehold improvement	2,506
Less accumulated depreciation	(5,022)
Property and equipment, net	$49,091

Depreciation expense for the period from April 25, 2012 (inception) through December 31, 2012 was $5,022.

NOTE 7. COMMITMENTS AND CONTINGENCIES

The Company has an obligation under an operating lease agreement for rent of its office space in Phoenix, Arizona. The term of the lease is from July 10, 2012 through December 10, 2017. The average monthly base lease payment over the remaining term of the lease is $4,196. Following is a schedule of lease payments by year:

Year Ended
December 31,

2013	$51,880
2014	52,874
2015	53,869
2016	54,863
2017	46,410
Total	$259,896

Rent expense for the period from April 25, 2012 (inception) through December 31, 2012 was $24,635.

As part of the exchange agreement between the Company and shareholders of Clark Scott, both parties agree that 4,000,000 of the common stock issued to Clark Scott are subject to pro rata clawback and cancellation by the Company in the event the Clark Scott shareholders are unable to raise $1,250,000 in equity prior to January 31, 2013. The shareholders of Clark Scott agree to surrender the common stock on a pro rata basis if less than the full amount is raised. Subsequent to year end, the shareholders of Clark Scott was able to raise $1,250,000 in equity prior to January 31, 2013.

As of December 31, 2012, the officers of the Company advanced $163,414 to the Company.

CORE RESOURCE MANAGEMENT, INC.

F/K/A DIRECT PET HEALTH HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM APRIL 25, 2012 (INCEPTION)

THROUGH DECEMBER 31, 2012

NOTE 8. INCOME TAXES

The Company accounts for income taxes under ASC Topic 740, Income Taxes (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. There was no current or deferred income tax expense or benefits for the periods ending December 31, 2012, and for the period from April 25, 2012 (inception) through December 31, 2012.

NOTE 9. RELATED PARTY TRANSACTIONS

The CEO and Director of the Company is a managing director of Pegasus Funds, LLC (“Pegasus”). As of December 31, 2012, Pegasus and Assigns owned approximately 3,000,000 common shares that were issued subsequent to year end.

One of the shareholder advances funds for the Company’s operations. These advances have no formal agreement, no stated interest rate and are due on demand. The amount due as of December 31, 2012 was $163,414

The Company executed a promissory note in the amount of $300,000 payable in twenty four equal installments to Pegasus as a management fee following the completion of raising $2,000,000 in capital. As of December 31, 2012, $150,000 was recorded as a long-term portion of the due to shareholders.

NOTE 10. SUBSEQUENT EVENTS

Subsequent to year end, the Company issued a convertible note payable that pays an interest rate of 7%, payable quarterly and fixed for a period of four years. The note is convertible at the borrower’s option into the Company’s common stock at any time prior to maturity at a price per share equivalent to $3 per share. The Company raised $2,884,000 subsequent to year end.

Subsequent to year end, the Company issued 10,717,583 shares of common stock.

Subsequent to year end, the Company invested in convertible note receivable in the amount of $175,000. The investment bears an interest rate of 9% per annum with conversion price of $0.55 per share.

Subsequent to year end, the Company created Core – Chiltepin Holdings, Inc. a wholly owned subsidiary of the Company.

Subsequent to year end, the Company invested in two oil and gas properties.

The Company has evaluated subsequent events through June 13, 2013, the date the financial statements were available to be issued. No events have occurred which would have a material effect on the financial statements of the Company as of that date.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and stockholders of
Core Resource Management, Inc.
F/K/A Direct Pet Health Holdings, Inc.

We have reviewed the accompanying balance sheet of Core Resource Management, Inc. F/K/A Direct Pet Health Holdings, Inc. (a development stage company) (the “Company”) as of March 31, 2013 and the related statements of operations, stockholders’ equity, and cash flows for the three-months ended March 31, 2013 and for the period from April 25, 2012 (inception) through March 31, 2013. These financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has not generated any income from operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have previously audited, in accordance with auditing standards of the public Company Accounting Oversight Board (United States), the balance sheet of Core Resource Management, Inc. F/A/K Direct Pet Health Holdings, Inc. as of December 31, 2012 and the related statements of operations, stockholder’s equity, and cash flows for the period from April 25, 2012 (inception) through December 31, 2012 (not presented herein); and in our report dated June 13, 2013, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying balance sheet as of December 31, 2012, if fairly stated, in all material respect, in relation to the balance sheet from which it has been derived.

/s/ Chapman, Hext & Co., P.C.

Richardson, Texas
June 25, 2013

CORE RESOURCE MANAGEMENT, INC.

F/K/A DIRECT PET HEALTH HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	March 31, 2013	December 31, 2012
	(Unaudited)	(Audited)

Assets

Cash	$3,390,279	$813,928
Employee advances	76,583	76,583
Prepaid Expenses	13,243	-
Total Current Assets	3,480,105	890,511

Deposits	4,941	4,941
Certificate of deposits	300,000	-
Property and equipment, net	51,207	49,091

Total Assets	$3,836,253	$944,543

Liabilities and Stockholders’ Equity

Liabilities
Current Liabilities:
Accounts payable and accured expenses	$29,539	$10,177
Due to shareholders - current	261,339	313,414
Deferred rent	16,214	15,791
Total Current Liabilities	307,092	339,382

Due to shareholders - long term	100,000	150,000
Notes payable, net of discount (Note 10)	1,948,723	-

Commitments and Contingent Liabilities (Note 7)	-	-

Total Liabilities	2,355,815	489,382

Stockholders' Equity:

Common stock, 100,000,000 shares authorized, $0.0001 par value, 11,017,618 and 300,035 shares issued and outstanding as of March 31, 2013 and December 31, 2012	1,102	30
Additional paid-in capital, including 44,000 and 10,562,583 shares to be issued as of March 31, 2013 and December 31, 2012	2,347,041	972,113
Common stock receivable	(100,000)	(100,000)
Accumulated deficit during the development stage	(767,705)	(416,982)
Total Stockholders' Equity	1,480,438	455,161

Total Liabilities and Stockholders’ Equity	$3,836,253	$944,543

The accompanying notes are an integral part of these financial statements.

CORE RESOURCE MANAGEMENT, INC.

F/K/A DIRECT PET HEALTH HOLDINGS, INC.

 (A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended March 31, 2013	For the Period from April 25, 2012 (Inception) through March 31, 2013
General and administrative expenses	$276,296	$693,243
Interest expenses	74,427	74,462

Total expenses	350,723	767,705

Net loss	$(350,723)	$(767,705)

Net loss per common share - basic and diluted	$(0.07)	$(0.30)

Weighted average number of common shares outstanding	4,944,321	2,596,660

The accompanying notes are an integral part of these financial statements.

CORE RESOURCE MANAGEMENT, INC.

F/K/A DIRECT PET HEALTH HOLDINGS, INC.

 (A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF STOCKHOLDERS' EQUITY

FOR THE PERIOD FROM APRIL 25, 2012 (INCEPTION)

THROUGH MARCH 31, 2013

(UNAUDITED)

			Additional	Common		Total
	Common Stock		Paid in	Stock	Accumulated	Stockholders’
	Shares	Amount	Capital	Receivable	Deficit	Equity
Balance at April 24, 2012	-	$-	$-	$	$-	$-
Issuance of common stock in exchange for 100% interest in Clark Scott, LLC., 7,000,000 shares to be issued	-	-	118,958	-	-	118,958
Recapitalization of Direct Pet Health Holdings, Inc. on reverse merger, 3,371,625 shares to be issued	300,035	30	471,239	-	-	471,269
Stock sold, 190,958 shares to be issued	-	-	381,916	(100,000)	-	281,916

Net Loss, December 31, 2012	-	-	-	-	(416,982)	(416,982)

Balance at December 31, 2012, including 10,562,583 shares to be issued (Audited)	300,035	$30	$972,113	$(100,000)	$(416,982)	$455,161

Stock sold, 169,000 shares to be issued	-	-	338,000	-	-	338,000

Shares issued	10,687,583	1,069	(1,069)	-	-	-

Shares issued for service	30,000	3	59,997	-	-	60,000

Convertible Notes Payable - Beneficial Conversion Features	-	-	978,000	-	-	978,000

Net Loss, March 31, 2013	-	-	-	-	(350,723)	(350,723)

Balance at March 31, 2013, including 44,000 shares to be issued (Unaudited)	11,017,618	$1,102	$2,347,041	$(100,000)	$(767,705)	$1,480,438

The accompanying notes are an integral part of these financial statements.

CORE RESOURCE MANAGEMENT, INC.

F/K/A DIRECT PET HEALTH HOLDINGS, INC.

 (A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Three Months Ended March 31, 2013	For the Period from April 25, 2012 (Inception) through March 31, 2013
Operating Activities
Net loss	$(350,723)	$(767,705)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,597	7,619
Issuance of common stock for services	60,000	60,000
Amortization of debt discount	42,723	42,723
Change in operating assets and liabilities:
Deferred rent	423	16,214
Employee receivable	-	(76,583)
Prepaid expense	(13,243)	(13,243)
Deposits	-	(4,941)
Accounts payable and accrued expenses	19,362	29,539
Net cash used in operating activities	(238,861)	(706,377)

Investing activities
Purchase of certificate of deposits	(300,000)	(300,000)
Purchase of property and equipment	(4,713)	(58,826)
Net cash used in investing activities	(304,713)	(358,826)

Financing activities
Proceeds from Shareholder note payable	-	300,000
Payments from Shareholder note payable	(50,000)	(50,000)
Advances from shareholders	58,714	449,167
Payments to shareholders	(110,789)	(337,828)
Proceeds from notes payable	2,884,000	2,884,000
Decrease in equity as a result of reverse merger	-	(153,023)
Common stock issuance	338,000	1,363,166
Net cash provided by financing activities	3,119,925	4,455,482

Net increase in cash	2,576,351	3,390,279
Cash at beginning of the period	813,928	-
Cash at end of the period	$3,390,279	$3,390,279

Supplemental Disclosures:
Interest Paid	$-	$35
Income Taxes Paid	$-	$-

Supplemental Schedule of Non-Cash Financing Activities:
Stock issued with promissory note	$-	$100,000
Beneficial conversion features of Convertible Notes	$978,000	$978,000

The accompanying notes are an integral part of these financial statements.

CORE RESOURCE MANAGEMENT, INC.

F/K/A DIRECT PET HEALTH HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO INTERIM FINANCIAL STATEMENTS

FOR THE PERIOD FROM APRIL 25, 2012 (INCEPTION)

THROUGH MARCH 31, 2013 (UNAUDITED)

NOTE 1. ORGANIZATION AND BUSINESS ACTIVITIES

Core Resource Management, Inc. (formerly known as Direct Pet Health Holdings, Inc.) (the “Company”) was incorporated in Nevada as Apex Sports.com, Inc. on February 17, 1999, as a Development Stage Company. The Company was renamed to Quad X Sports.com, Inc. in March 1999. The Company’s business strategy was to make acquisitions within the extreme sports industry. The Company was unable to make any acquisitions, ceasing operations in 2000. The Company was renamed to Bethel Holdings in August 2001.  The business strategy involved seeking attractive business combinations. No operations commenced or acquisitions completed during this time. The Company was renamed to Direct Pet Health Holdings, Inc. in June 2006. The Company’s strategy was to seek combinations in online pet health products. The Company has an authorized capital of 100,000,000 commons shares with a par value of $0.0001. The Company’s year-end is December 31.

The Company per Plan of Merger dated September 20, 2012 deemed it advisable that Clark Scott LLC, Inc. (“Clark Scott”) be merged into Direct Pet Health Holdings, Inc. Clark Scott was the surviving Corporation and subsequent to merger was renamed to “Core Resource Management, Inc.”. The Company filed the appropriate state filings with the State of Nevada on September 20, 2012

The Company will engage in the acquisition of existing oil and gas production in partnership with established oil and gas operators in Texas and the Southwest. The Company itself will not engage in exploration but will acquire positions of up to 50% in current oil & gas production from well established operators, seeking from time to time, to sell a percentage of their existing production in order to recycle their capital into new leases and wells. Management believes it can maximize value for its shareholders while also negotiating fair and reasonable valuations for its drilling partners.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements as of March 31, 2013 and December 31, 2012, and for the period from April 25, 2012 (inception) through March 31, 2013; include all transactions occurring during the period from the Company’s incorporation to its fiscal year end.  These financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

The accompanying financial statements include all adjustments which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods. This includes all normal and recurring adjustments. References to GAAP are done using the Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC” or “Codification”) 105, Generally Accepted Accounting Principles (“ASC 105”).

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

CORE RESOURCE MANAGEMENT, INC.
F/K/A DIRECT PET HEALTH HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO INTERIM FINANCIAL STATEMENTS

FOR THE PERIOD FROM APRIL 25, 2012 (INCEPTION)

THROUGH MARCH 31, 2013 (UNAUDITED)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Basic and Diluted Net Loss per Common Share

Basic and diluted net loss per-share calculations are calculated on the basis of the weighted average number of common shares outstanding during the year. The per-share amounts include the dilutive effect of common stock equivalents in years with net income. Basic and diluted loss per share is the same due to the anti-dilutive nature of potential common stock equivalents.

Stock Based Compensation

The Company accounts for stock-based employee compensation arrangements using the fair value method in accordance with the provisions of ASC Topic 718, Compensation – Stock Compensation (“ASC 718”).

The Company accounts for equity instruments issued in exchange for the receipt of goods or services in accordance with the provisions of ASC 505-50 "Equity - Based Payments to Non-Employees." Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably determinable.

The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by these accounting standards. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

The Company did not grant any stock options or warrants during the periods ended March 31, 2013.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using the straight-line method. Leasehold improvements are amortized over the life of the respective lease or the service life of the improvements, whichever is shorter.

Major Groupings	Useful Lives (years)
Fixtures and fixtures	5-7
Computer equipment	3
Leasehold improvements	10

Recent Accounting Pronouncements

The Company does not expect recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

Compensated Absences

The Company does not accrue for compensated absences and recognizes the cost of compensated absences when paid to employees. Accordingly, no liability for such absences has been recorded in the accompanying consolidated financial statements. Management believes the effect of this policy is not material to the accompanying financial statements.

CORE RESOURCE MANAGEMENT, INC.
F/K/A DIRECT PET HEALTH HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO INTERIM FINANCIAL STATEMENTS

FOR THE PERIOD FROM APRIL 25, 2012 (INCEPTION)

THROUGH MARCH 31, 2013 (UNAUDITED)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of Long-Lived Assets

The Company evaluates the recoverability of its long-lived assets recognizing impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets. Accordingly, the Company evaluates asset recoverability at each balance sheet date or when an event occurs that may impair recoverability of the assets. No impairment loss has been recognized for the period from April 25, 2012 (inception) through March 31, 2013.

Development Stage Company

The Company complies with ASC 915 Development Stage Entities and the Securities and Exchange Commission Exchange Act 7 for its characterization of the Company as development stage.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash includes demand deposits with original maturities of three months or less when purchased. The Federal Deposit Insurance Corporation provides coverage for interest bearing accounts of up to $250,000 and unlimited coverage for non-interest bearing transaction accounts through December 31, 2012. As of March 31, 2013 and December 31, 2012, one of the Company’s cash accounts was in excess of federally insured limits.

Fair Value of Financial Instruments

The Company's financial instruments consist primarily of cash and cash equivalents, accounts payable, and certificate of deposits, and long-term debt.  The carrying values of cash and cash equivalents, accounts payable and are representative of their fair values due to their short-term maturities. The Company's Convertible Note is recorded at cost and the fair value is disclosed in Note 10 – Long-Term Debt.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has not begun operations and has not generated any income to date. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management intends to finance operations by initially funding any company related expenses internally on an as-needed basis.

NOTE 4. ACQUISITION

On September 30, 2012, the Company closed a share exchange agreement with Clark Scott, an Arizona Limited Liability Company, in exchange for 7,000,000 shares of its common stock. The stock was issued subsequent to year end.

This transaction was accounted for as a reverse merger whereby Clark Scott is the continuing entity for financial reporting purposes and is deemed, for accounting purposes, to be the acquirer of the Company. These statements contain the balance sheet and operations of Clark Scott before and after the merger. Since Clark Scott was started in April 2012, there is no audited balance sheet at December 31, 2011.

CORE RESOURCE MANAGEMENT, INC.

F/K/A DIRECT PET HEALTH HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO INTERIM FINANCIAL STATEMENTS

FOR THE PERIOD FROM APRIL 25, 2012 (INCEPTION)

THROUGH MARCH 31, 2013 (UNAUDITED)

NOTE 4. ACQUISITION (CONTINUED)

In accordance with the applicable accounting guidance for accounting for the business combination, Clark Scott will be deemed to have undergone a recapitalization, whereby it was deemed to have issued common equity ordinary shares to the Company’s common equity holders.  Accordingly, although the Company, as the parent company of Clark Scott was deemed to have legally acquired Clark Scott in accordance with the applicable accounting guidance for accounting for the business combination as a reverse merger, Clark Scott’s assets and liabilities were recorded at their historical carrying amounts, with no goodwill or other intangible assets recorded as a result of the accounting merger of Clark Scott and the Company.

Clark Scott is a limited liability company organized on April 25, 2012 under the laws of Arizona. Clark Scott’s business strategy is to engage in the acquisition of existing oil and gas production in partnership with established oil and gas operators in Texas and the Southwest. Clark Scott will not engage in exploration but will acquire positions of up to 50% in current oil & gas production from well established operators, seeking from time to time, to sell a percentage of their existing production in order to recycle their capital into new leases and wells. Clark Scott’s management believes it can maximize value for its shareholders while also negotiating fair and reasonable valuations for its drilling partners.

Subsequent to the merger, the Company was renamed to Core Resource Management, Inc.

NOTE 5. COMMON STOCK

For the period from April 25, 2012 (inception) through March 31, 2013, the Company sold shares of common stock for $1,363,166 in cash to investors pursuant to a private placement memorandum and all of these shares were issued in 2013.

There were 11,017,618 shares of common stock issued and outstanding as of March 31, 2013.

There are no outstanding options or warrants for the Company’s stock.

NOTE 6. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at March 31, 2013 and December 31, 2012:

	2013	2012
Furniture and equipment	$40,131	$40,131
Computer equipment	16,189	11,476
Leasehold improvement	2,506	2,506
Less accumulated depreciation	(7,619)	(5,022)
Property and equipment, net	$51,207	$49,091

Depreciation expense for the period from April 25, 2012 (inception) through March 31, 2013 was $7,619.

CORE RESOURCE MANAGEMENT, INC.

F/K/A DIRECT PET HEALTH HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO INTERIM FINANCIAL STATEMENTS

FOR THE PERIOD FROM APRIL 25, 2012 (INCEPTION)

THROUGH MARCH 31, 2013 (UNAUDITED)

NOTE 7. COMMITMENTS AND CONTINGENCIES

The Company has an obligation under an operating lease agreement for rent of its office space in Phoenix, Arizona. The term of the lease is from 2012 through 2017. The average monthly base lease payment over the remaining term of the lease is $4,196. Following is a schedule of lease payments by year:

Year Ending
March 31,

2014	$52,128
2015	53,123
2016	54,117
2017	55,112
2018	32,487
Total	$246,967

Rent expense for the period from April 25, 2012 (inception) through March 31, 2013 was $41,347

As of March 31, 2013 and December 31, 2012, the officers of the Company advanced $111,339 and $163,414 to the Company, respectively.

NOTE 8. INCOME TAXES

The Company accounts for income taxes under ASC Topic 740, Income Taxes (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. There was no current or deferred income tax expense or benefits for the three months period ended March 31, 2013 and for the period from April 25, 2012 (inception) through March 31, 2013.

NOTE 9. RELATED PARTY TRANSACTIONS

The CEO and Director of the Company is a managing director of Pegasus Funds, LLC (“Pegasus”). As of March 31, 2013, Pegasus and Assigns owned approximately 3,000,000 common shares.

The Company leases an office space with Pegasus on a month-to-month basis. The monthly lease payment is $1,000 per month.

The Company issued 30,000 shares for services to the outside directors.

One of the shareholder advances funds for the Company’s operations. These advances have no formal agreement, no stated interest rate and due on demand. The amount due as of March 31, 2013 and December 31, 2012 was $111,339 and $163,414, respectively.

The Company executed a promissory note in the amount of $300,000 payable in twenty four equal installments to Pegasus following the completion of raising $2,000,000 in capital. The note is secured by the certificate of deposits. The amount due as of March 31, 2013 and December 31, 2012 was $250,000 and $300,000, respectively. Please refer to note 10 for additional information.

CORE RESOURCE MANAGEMENT, INC.

F/K/A DIRECT PET HEALTH HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO INTERIM FINANCIAL STATEMENTS

FOR THE PERIOD FROM APRIL 25, 2012 (INCEPTION)

THROUGH MARCH 31, 2013 (UNAUDITED)

NOTE 10. LONG-TERM DEBT

The Company’s long-term debt consisted of the following:

	March 31,	December 31,
	2013	2012

Related party note	$250,000	$300,000
Convertible note (net of discount of $935,277 as of March 31, 2013)	1,948,723	-
Total debt	2,198,723	300,000
Less current portion	(150,000)	(150,000)
Total long-term debt	$2,048,723	$150,000

Related Party Note

In December 2012, the Company entered into a note agreement with Pegasus Funds, LLC (“Pegasus”) in which the Company agrees to pay Pegasus $300,000 in twenty four equal monthly installments. The note is secured by the certificate of deposits. This collateral will be reduced by 50% on the first anniversary of the initial monthly installment and released on the second anniversary of the initial monthly installment. Please refer to note 9 for additional information.

Convertible Note

In 2013, the Company raised $2,884,000 in senior convertible debentures (‘The Note”) that matures in 2017. The Note is convertible into shares of the Company’s common stock, at an initial conversion price of $3.00 per share or 961,333 shares as of March 31, 2013. The Note accrues interest at a rate of 7.0% per annum, compounded quarterly, to be paid on each April 15, July 15, October 15, and January 15. Total accrued interest as of March 31, 2013 was $31,704.

The Company evaluated the Note for derivatives and determined that they do not qualify for derivative treatment. The Company then evaluated the Note for beneficial conversion features and determined that some do contain beneficial conversion features. The aggregate intrinsic value of the beneficial conversion features was determined to be $978,000. This amount was recorded as a debt discount at the date of issuance that is being amortized over the life of the notes. Total debt discount amortization during the three months ended March 31, 2013 was $42,723.

Future maturities of long-term debt as of March 31, 2013 are as follows:

Year Ending
March 31,
2014	$150,000
2015	100,000
2016	-
2017	2,884,000
$3,134,000

CORE RESOURCE MANAGEMENT, INC.

F/K/A DIRECT PET HEALTH HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO INTERIM FINANCIAL STATEMENTS

FOR THE PERIOD FROM APRIL 25, 2012 (INCEPTION)

THROUGH MARCH 31, 2013 (UNAUDITED)

NOTE 11. SUBSEQUENT EVENTS

Subsequent to interim period, the Company invested in convertible note receivable in the amount of $175,000. The investment bears an interest rate of 9% per annum with conversion price of $0.55 per share

Subsequent to interim period, the Company created Core – Chiltepin Holdings, Inc. a wholly owned subsidiary of the Company.

Subsequent to interim period, the Company invested in two oil and gas properties.

The Company has evaluated subsequent events through June 25, 2013, the date the financial statements were available to be issued. No events have occurred which would have a material effect on the financial statements of the Company as of that date.

NOTE 12. SUBSEQUENT EVENT PRIOR TO THE DATE OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S REPORT

Subsequent to interim period, the Company invested in one oil and gas property, in addition to the two investments described in Note 11.